                                   EXHIBIT 11
                          CYPRUS AMAX MINERALS COMPANY
                       COMPUTATION OF PER SHARE EARNINGS
                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                1995        1994        1993
                                              --------    --------    --------
Net Income..........................              $124        $175        $100
Preferred Stock Dividends...........               (19)        (18)         (2)
                                              --------    --------    --------
Income Applicable to Common Shares..              $105        $157        $ 98
                                              ========    ========    ========
Primary:
  Average Common Shares Outstanding.              92.9        92.4        53.0
                                              ========    ========    ========
Fully Diluted:
  Average Common Shares Outstanding.              92.9        92.4        53.0
  Common Stock Equivalents-Options..                .2          .4          .2
  Conversion of Series A Preferred
    Stock...........................               9.6         9.6         1.3
                                              --------    --------    --------
  Fully Diluted Average Common
    Shares Outstanding..............             102.7       102.4        54.5
                                              ========    ========    ========
Earnings Per Share:
  Using Average Common Shares
    Outstanding.....................             $1.13       $1.69       $1.85
                                              ========    ========    ========

  Using Fully Diluted Average Common
    Shares Outstanding/(1)/.........             $1.21       $1.71       $1.84
                                              ========    ========    ========

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/(1)/ Fully diluted earnings per share were anti-dilutive in 1995 and 1994 and less than three percent different than primary earnings per share in 1993.

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